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                                                                 EXHIBIT 10.16.1

                    FIRST AMENDMENT TO DEVELOPMENT AGREEMENT


STATE OF LOUISIANA
PARISH OF CALCASIEU


         BE IT KNOWN, that on the date hereinafter set forth, before the undersigned Notaries Public, duly commissioned and qualified in and for the State and Parish aforesaid, and in the presence of the undersigned competent witnesses, personally appeared ST. CHARLES GAMING COMPANY INC., a Louisiana corporation (hereinafter called "St. Charles"), herein represented by ___________________, its duly authorized officer, and the Calcasieu Parish Policy Jury (hereinafter called the "Parish"), herein represented by Ray Campbell, its duly authorized President who declared that:

         Effective as of June 9, 1995, St. Charles and the Parish entered into that certain Development Agreement, (the "Development Agreement") with respect to the operation by St. Charles of its riverboat gaming vessel in the Parish.

         St. Charles and the Parish have agreed to modify and amend the terms and provisions of the Development Agreement and desire to set forth such agreement in writing.

         All capitalized terms used herein shall the same meanings set forth in the Development Agreement.

         NOW, THEREFORE, for and in consideration of the mutual and dependent agreements of the Parish and St. Charles hereinafter set forth, St. Charles and the Parish agree to the following:

         1. Section 1.4 of the Development Agreement is deleted in its entirety and the following is substituted therefor:

         Section 1.4. Legally Mandated Boarding Fees. From and after the Opening Date, in accordance with Section 552A of the Louisiana Riverboat Economic Development and Gaming and Control Act (the "Act"), St. Charles shall pay to the Parish a fee (the "Boarding Fee") for so long as the Casino is located and operated at the Site, which Boarding Fee shall be equal to the greater

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of (a) $2,500,000 per annum (the "Guarantee Amount") or (b) 3.2 % (the
"Applicable Percentage") of the gross gaming revenues, as defined in LSA R.S. 4:605 (17) ("Gross Gaming Revenues"), of St. Charles. The Boarding Fee shall be paid monthly on or before the 20th day of each month based upon the Gross Gaming Revenues generated by the Casino during the immediately preceding month. At such time as the Parish levies and is legally authorized to collect a fee of $.50 per passenger boarding the Casino pursuant to Act No. 743, of the 1995 Regular Session ("Act 743"), the Applicable Percentage shall be 3.84% (instead of 3.2%) and the Guarantee Amount shall be $3,000,000. The parties agree that the Guarantee Amount shall be subject to adjustment from time to time as provided below. At April 1, 1999, the Guarantee Amount shall be increased or decreased by the same percentage that the Consumer Price Index for Calcasieu Parish (the "CPI") increases or decreases from July 1, 1995 to April 1, 1999, but in no event increased or decreased by more than ten (10%) percent. At April 1, 2004 and each date which is a multiple of five (5) years thereafter (i.e. April 1, 2009, April 1, 2014, etc.) (the "Adjustment Date"), the then current Guarantee Amount shall be increased or decreased by the same percentage that the CPI increases or decreases from the date which is five (5) years prior to that Adjustment Date to that Adjustment Date (i.e., a five year period), but in no event increased or decreased by more than ten (10%) percent on any Adjustment Date.

         2.      There shall be added to the Development Agreement a new
Section 1.5 which shall read as follows:

         Section 1.5. Adjustment to Boarding Fee. Notwithstanding the provisions of Section 1.4 hereof, the Applicable Percentage shall be increased for any month for which the Boarding Fee is payable up to an amount equal to the Player's Boarding Fee Percentage (as hereinafter defined) for such month plus
 .025% (.015% if Player's converts to a percentage of Gross Gaming Revenues boarding fee payment) if such amount is greater than the Applicable Percentage calculated pursuant to Section 1.4 hereof. The term "Player's Boarding Fee Percentage" shall mean the percentage obtained by dividing the aggregate boarding fees paid by Player's International, Inc. ("Players") pursuant to
Section 552A of the Act to the City of Lake Charles, Louisiana (the "City") for its two casino riverboats located in the City, by the aggregate Gross Gaming Revenues of Players generated at its two casino riverboats located in the City. Any adjustment to the Boarding Fee shall be paid by St. Charles to the Parish on or before the thirtieth (30th) day of each month with respect to the Boarding Fee for the immediately preceding month. In the event Players and the City modify the method of calculating boarding fees due by Players to the City from a per head calculation to a percentage of Gross Gaming Revenues, then the Player's Boarding Fee Percentage shall be equal to the percentage of Gross Gaming Revenues paid by Players to the City solely on account of boarding fee payments.

         3.      There shall be added to the Development Agreement a new
Section 1.6 which shall read as follows:

         Section 1.6. Option to Revert To Per Passenger Head Tax. The parties to this Development Agreement acknowledge that pursuant to Section 552A of the Act, St. Charles has the right to convert from a percentage based boarding fee payment to a per head based boarding fee at any time.
Accordingly, St. Charles shall have the option at any time upon thirty (30) days prior written notice during the term of the Development Agreement to modify the computation of




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the Boarding Fee from a percentage of Gross Gaming Revenues, as set forth above, to a fee of $2.50 per passenger boarding the Casino, or to a fee of $3.00 per passenger boarding the Casino if the Parish is currently levying and is authorized to collect an additional $.50 per passenger pursuant to Act 743 referenced above.

         4. Article X of the Development Agreement is deleted in its entirety.

         No other modification or amendment is made or intended to be made hereby, and, except as amended by this instrument, the Development Agreement is hereby ratified, confirmed and reaffirmed by the Parish and St. Charles.

         THUS DONE AND SIGNED in Dallas, Texas in the presence of the undersigned competent witnesses on this ___ day of ____________, 1995.


WITNESSES:                                 ST. CHARLES GAMING COMPANY, INC.


__________________________________         By: _______________________________
                                           Name: _____________________________
__________________________________         Title: ____________________________


                        ______________________________
                                NOTARY PUBLIC


         THUS DONE AND SIGNED in Lake Charles, Louisiana, in the presence of the undersigned competent witnesses, on this ___ day of _____________, 1995.


WITNESSES:                                 CALCASIEU PARISH POLICE JURY


__________________________________         By: _______________________________
                                           Name: _____________________________
__________________________________         Title: ____________________________


                        ______________________________
                                 NOTARY PUBLIC




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